Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Macatawa Bank Corporation

Holland, Michigan

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-203901) of Macatawa Bank Corporation of our reports dated February 15, 2024, relating to the consolidated financial statements, and the effectiveness of Macatawa Bank Corporation’s internal control over financial reporting, which appears in this Annual Report on Form 10-K.

/s/ BDO USA, P.C.

Grand Rapids, Michigan

February 15, 2024